EXHIBIT 99.2

Polar Midstream, LLC (carve-out basis)
and Epping Transmission Company, LLC

Unaudited Condensed Combined Financial Statements as of March 31, 2015 and for the three months ended March 31, 2015 and 2014

EXHIBIT 99.2

i

EXHIBIT 99.2

POLAR MIDSTREAM, LLC (CARVE-OUT BASIS) AND
EPPING TRANSMISSION COMPANY, LLC
UNAUDITED CONDENSED COMBINED BALANCE SHEET

March 31, 2015
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$58
Accounts receivable	4,881
Other current assets	139
Total current assets	5,078
Property, plant and equipment, net	191,914
Rights-of-way, net	11,807
Goodwill	203,373
Other noncurrent assets	15
Total assets	$412,187

Liabilities and Owner's Net Investment and Membership Interests
Current liabilities:
Trade accounts payable	$14,551
Ad valorem taxes payable	157
Other current liabilities	901
Total current liabilities	15,609
Commitments and contingencies (Note 9)

Owner's net investment and membership interests	396,578
Total owner's net investment and membership interests	396,578
Total liabilities and owner's net investment and membership interests	$412,187
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

EXHIBIT 99.2

POLAR MIDSTREAM, LLC (CARVE-OUT BASIS) AND
EPPING TRANSMISSION COMPANY, LLC
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2015	2014
	(In thousands)
Revenues:
Gathering services and related fees	$7,726	$2,772
Other revenues	856	407
Total revenues	8,582	3,179

Costs and expenses:
Operation and maintenance	2,317	1,723
General and administrative	1,307	1,167
Depreciation and amortization	1,612	737
Total costs and expenses	5,236	3,627
Net income (loss)	$3,346	$(448)
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

EXHIBIT 99.2

POLAR MIDSTREAM, LLC (CARVE-OUT BASIS) AND
EPPING TRANSMISSION COMPANY, LLC
UNAUDITED CONDENSED COMBINED STATEMENTS OF OWNER'S NET INVESTMENT
AND MEMBERSHIP INTERESTS

Total
(In thousands)
Owner's net investment and membership interests, January 1, 2014	$291,350
Net loss	(448)
Cash advances from Summit Investments	27,081
Cash advances to Summit Investments	(14,785)
Unit-based compensation	85
Capitalized interest allocated to the Company by Summit Investments	272
Expenses paid by Summit Investments on behalf of the Company	1,450
Owner's net investment and membership interests, March 31, 2014	$305,005

Owner's net investment and membership interests, January 1, 2015	$384,832
Net income	3,346
Cash advances from Summit Investments	13,035
Cash advances to Summit Investments	(7,136)
Unit-based compensation	85
Capitalized interest allocated to the Company by Summit Investments	304
Expenses paid by Summit Investments on behalf of the Company	2,112
Owner's net investment and membership interests, March 31, 2015	$396,578
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

EXHIBIT 99.2

POLAR MIDSTREAM, LLC (CARVE-OUT BASIS) AND
EPPING TRANSMISSION COMPANY, LLC
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$3,346	$(448)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,612	737
Unit-based compensation	85	85
Changes in operating assets and liabilities:
Accounts receivable	708	827
Trade accounts payable	359	712
Ad valorem taxes payable	(243)	106
Other, net	(622)	(2,285)
Net cash provided by operating activities	5,245	(266)

Cash flows from investing activities:
Capital expenditures	(13,274)	(13,480)
Net cash used in investing activities	(13,274)	(13,480)

Cash flows from financing activities:
Expenses paid by Summit Investments on behalf of the Company	2,112	1,450
Cash advances from Summit Investments	13,035	27,081
Cash advances to Summit Investments	(7,136)	(14,785)
Net cash provided by financing activities	8,011	13,746
Net change in cash and cash equivalents	(18)	—
Cash and cash equivalents, beginning of period	76	—
Cash and cash equivalents, end of period	$58	$—

Noncash Investing and Financing Activities:
Capital expenditures in trade accounts payable (period-end accruals)	$13,907	$8,813
Capitalized interest allocated to the Company by Summit Investments	304	272
The accompanying notes are an integral part of these unaudited condensed combined financial statements.

EXHIBIT 99.2

POLAR MIDSTREAM, LLC (CARVE-OUT BASIS) AND
EPPING TRANSMISSION COMPANY, LLC
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
1. ORGANIZATION, BUSINESS OPERATIONS AND PRESENTATION AND COMBINATION
Organization and Business Operations. Meadowlark Midstream Company, LLC ("Meadowlark Midstream"), a Delaware limited liability company, was formed and began operations in February 2013 concurrent with the acquisition of Bear Tracker Energy, LLC ("BTE") by Summit Midstream Partners, LLC ("Summit Investments"). Polar Midstream, LLC ("Polar Midstream"), a Delaware limited liability company and indirect wholly owned subsidiary of Summit Investments, was formed in April 2014. Epping Transmission Company, LLC ("Epping"), a Delaware limited liability company and indirect wholly owned subsidiary of Summit Investments, was also formed in April 2014.
On May 18, 2015, Summit Investments carved out certain assets from Meadowlark Midstream and contributed them to Polar Midstream. Also on May 18, 2015, Summit Investments sold Polar Midstream and Epping (collectively with Polar Midstream, "we" or the "Company") to Summit Midstream Holdings, LLC ("Summit Holdings"), a wholly owned subsidiary of Summit Midstream Partners, LP ("SMLP"), a Delaware limited partnership and an indirect subsidiary of Summit Investments, in a drop down transaction (the "Polar and Divide Drop Down"). Prior to the Polar and Divide Drop Down, the Company was controlled by Summit Investments.
We own, operate, and are currently developing crude oil and produced water gathering systems and transmission pipelines in the Bakken Shale Play in North Dakota (the "Polar and Divide system"). We are focused on the development, construction and operation of crude oil and produced water gathering systems and transmission pipelines located in the Williston Basin. We provide gathering services pursuant to long-term, fee-based gathering agreements with our customers. Our results are driven primarily by the volumes that we gather across our systems.
We are managed and operated by Summit Investments. We do not have any employees. Summit Investments has the sole responsibility for providing the personnel necessary to conduct our operations, whether through directly hiring employees or by obtaining the services of personnel employed by others. All of the personnel that conduct our business are employed by Summit Investments and its affiliates, but these individuals are sometimes referred to as our employees.
Presentation and Principles of Combination. We prepare our unaudited condensed combined financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These principles are established by the Financial Accounting Standards Board (the "FASB").
We make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date, including fair value measurements, the reported amounts of revenue and expense, and disclosure of contingencies. Although management believes these estimates are reasonable, actual results could differ from its estimates.
The Polar Midstream carve-out financial statements (the “Polar Midstream Carve-out Financial Statements”) present the historical carve-out financial position, results of operations, change in owner’s net investment and cash flows of Polar Midstream as of March 31, 2015 and for the three months ended March 31, 2015 and 2014. The Polar Midstream Carve-out Financial Statements have been derived from the accounting records of Meadowlark Midstream on a carve-out basis.
Summit Investments’ investment in Polar Midstream is presented as owner’s net investment in the accompanying combined financial statements and includes the accumulated net earnings and accumulated net distributions to Summit Investments.
The majority of the assets and liabilities of Polar Midstream have been specifically identified based on Meadowlark Midstream’s existing divisional organization. Goodwill was allocated to Polar Midstream in connection with the Polar and Divide Drop Down based on initial purchase accounting estimates.
Revenues and depreciation and amortization have been specifically identified based on Polar Midstream's relationship to Meadowlark Midstream’s existing divisional structure. Operation and maintenance and general and administrative costs have been allocated to Polar Midstream based on volume throughput. These allocations and estimates were based on methodologies that management believes to be reasonable.
Management believes the assumptions underlying the Polar Midstream Carve-out Financial Statements are reasonable. However, the Polar Midstream Carve-out Financial Statements herein may not reflect Polar Midstream’s financial position, results of operations, change in owner’s net investment or cash flows in the future or

EXHIBIT 99.2

what Polar Midstream’s financial position, results of operations, change in owner’s net investment or cash flows would have been if Polar Midstream been a stand-alone company.
Polar Midstream and Epping were under common control of Summit Investments prior to the Polar and Divide Drop Down. As such, these unaudited condensed combined financial statements include the assets, liabilities, and results of operations of Polar Midstream (carve-out basis) and Epping as of and during the three months ended March 31, 2015. All intercompany transactions between Polar Midstream and Epping have been eliminated. The Company’s results are composed of the historical operations, assets, liabilities and cash flows of Polar Midstream (carve-out basis) and Epping.
These unaudited condensed combined financial statements have been prepared pursuant to the rules and the regulations of the Securities and Exchange Commission (the "SEC"). Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations. We believe that the disclosures made are adequate to make the information not misleading. In the opinion of management, the unaudited condensed combined financial statements contain all adjustments, including normal recurring accruals, which are necessary to fairly present the combined balance sheet as of March 31, 2015; the combined statements of operations for the three-month periods ended March 31, 2015 and 2014; the combined statements of owners' net investment and membership interests for the three-month periods ended March 31, 2015 and 2014; and the combined statements of cash flows for the three-month periods ended March 31, 2015 and 2014. These unaudited condensed combined financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 2014 that are included as Exhibit 99.1 to our Current Report on Form 8-K as filed with the SEC on July 24, 2015. The results of operations for an interim period are not necessarily indicative of results expected for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents. Cash and cash equivalents represent amounts held by Epping and include temporary cash investments with original maturities of three months or less.
As a carve-out entity, Polar Midstream has no cash accounts. As such, accounts receivable and trade accounts payable, along with certain other assets and liabilities that would be cash settled, were the rights and obligations of Meadowlark Midstream as of March 31, 2015. Given their nature and the fact that carve-out financial statements are meant to represent an entity's operations as if it had existed as of point in time or for a certain period, we have presented these amounts as third-party receivables and payables.
Accounts Receivable. Accounts receivable relate to gathering and other services provided to our customers and other counterparties. To the extent we doubt the collectability of our accounts receivable, we recognize an allowance for doubtful accounts. We did not experience any nonpayments during the three months ended March 31, 2015 and 2014. As a result, we did not recognize an allowance for doubtful accounts as of March 31, 2015 and 2014.
Property, Plant, and Equipment. We record property, plant, and equipment at historical cost of construction or fair value of the assets at acquisition. We capitalize expenditures that extend the useful life of an asset or enhance its productivity or efficiency from its original design over the expected remaining period of use. For maintenance and repairs that do not add capacity or extend the useful life of an asset, we recognize expenditures as an expense as incurred. We capitalize project costs incurred during construction, including interest on funds borrowed to finance the construction of facilities, as construction in progress. Summit Investments incurs interest expense and to the extent it is related to our capital projects, the associated interest expense is allocated to the Company as a noncash contribution and capitalized into the basis of the asset.
We base an asset’s carrying value on estimates, assumptions and judgments for useful life and salvage value. We record depreciation on a straight-line basis over an asset’s estimated useful life. We base our estimates for useful life on various factors including age (in the case of acquired assets), manufacturing specifications, technological advances, and historical data concerning useful lives of similar assets.
Upon sale or retirement, we remove the carrying value of an asset and its accumulated depreciation from our balance sheet and recognize the related gain or loss, if any.
Accrued capital expenditures are reflected in trade accounts payable.
Asset Retirement Obligations. We record a liability for asset retirement obligations only if and when a future asset retirement obligation with a determinable life is identified. As of March 31, 2015 and 2014, we evaluated whether any future asset retirement obligations existed. For identified asset retirement obligations, we then

EXHIBIT 99.2

evaluated whether the expected retirement date and the related costs of retirement could be estimated. In performing this evaluation, we concluded that our gathering assets have an indeterminate life because they are owned and will operate for an indeterminate future period when properly maintained. Because we did not have sufficient information to reasonably estimate the amount or timing of such obligations and we have no current plan to discontinue use of any significant assets, we did not provide for any asset retirement obligations as of March 31, 2015 and 2014.
Rights-of-Way. We have rights-of-way intangible assets associated with easements. We amortize these intangible assets over 30 years. We recognize the amortization expense associated with these intangible assets in depreciation and amortization expense.
Impairment of Long-Lived Assets. We test assets for impairment when events or circumstances indicate that the carrying value of a long-lived asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If we conclude that an asset’s carrying value will not be recovered through future cash flows, we recognize an impairment loss on the long-lived asset equal to the amount by which the carrying value exceeds its fair value. We determine fair value using an income approach in which we discount the asset’s expected future cash flows to reflect the risk associated with achieving the underlying cash flows.
Goodwill. Goodwill represents consideration paid in excess of the fair value of the net identifiable assets acquired in a business combination. Goodwill is evaluated for impairment annually on September 30. It is also evaluated whenever events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.
Goodwill is tested for impairment using a two-step quantitative test. In the first step, the fair value of the reporting unit is compared to its carrying value, including goodwill. If the reporting unit’s fair value exceeds its carrying amount, there is no impairment of goodwill and no further work is performed. If it is determined that the reporting unit’s carrying value exceeds its fair value, a second step must be performed. In step two, the carrying value of the reporting unit is compared to its implied fair value. If it is determined that the carrying amount of a reporting unit's goodwill exceeds its implied fair value, the excess of the carrying value over the implied fair value is recognized as an impairment loss.
Fair Value of Financial Instruments. The fair-value-measurement standard under GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes those inputs based upon the degree to which the inputs are observable. The three levels of the fair value hierarchy are as follows:

•	Level 1. Inputs represent quoted prices in active markets for identical assets or liabilities;

•
Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs); and

•
Level 3. Inputs that are not observable from objective sources, such as management’s internally developed assumptions used in pricing an asset or liability (for example, an internally developed present value of future cash flows model that underlies management's fair value measurement).

The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable reported on the balance sheet approximates fair value due to their short-term maturities.
Commitments and Contingencies. We record accruals for loss contingencies when we determine that it is probable that a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events, and estimates of the financial impacts of such events.
Revenue Recognition. We recognize revenue when all of the following criteria are met: (i) persuasive evidence of an exchange arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured.
We earn revenue from gathering crude oil and produced water. We recognize this revenue as gathering services and related fees revenue. We provide midstream services under fee-based arrangements, whereby we receive a fee or fees for gathering crude oil and/or produced water.

EXHIBIT 99.2

Equity-Based Compensation. Certain of Summit Investments’ current and former employees received Class B membership interests, classified as net profits interests, in Summit Midstream Management, LLC (the “Net Profits Interests”). The Net Profits Interests participate in distributions upon time vesting and the achievement of certain distribution targets to Class A members or higher priority vested Net Profits Interests. The Net Profits Interests are accounted for as compensatory awards, vest ratably over five years and provide for accelerated vesting in certain limited circumstances.
With the assistance of a third-party valuation firm, we determined the fair value of the Net Profits Interests as of their respective grant dates. The Net Profits Interests were valued utilizing an option pricing method, which models the Class A and Class B membership interests as call options on the underlying equity value of Summit Midstream Management, LLC and considers the rights and preferences of each class of equity to allocate a fair value to each class.
Summit Investments allocated a portion of the annual expense associated with the Net Profits Interests to us during the three months ended March 31, 2015 and 2014. This amount is reflected in general and administrative expenses in the statement of operations.
Income Taxes. Meadowlark Midstream, the entity from which the assets that comprise Polar Midstream were carved out, and Epping are limited liability companies. As such, neither is a tax-paying entity for federal income tax purposes.
Comprehensive Income. Comprehensive income is the same as net income for all periods presented.
Environmental Matters. We are subject to various federal, state and local laws and regulations relating to the protection of the environment. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources are charged to expense when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties or insurers are recorded as assets when their receipt is deemed probable.
Recent Accounting Pronouncements. Accounting standard setters frequently issue new or revised accounting rules. We review new pronouncements to determine the impact, if any, on our financial statements. There are currently no recent pronouncements that have been issued that we believe may materially affect our financial statements, except as noted below.
In May 2014, the Financial Accounting Standards Board (the "FASB") released a joint revenue recognition standard, Accounting Standards Update ("ASU") No. 2014-09 Revenue From Contracts With Customers ("ASU 2014-09"). Under ASU 2014-09, revenue will be recognized under a five-step model: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to performance obligations; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. In its original form, ASU 2014-09 was effective for fiscal years, and interim periods within those years, beginning after December 15, 2016; early adoption was not permitted. In July 2015, the FASB reaffirmed the guidance in its April 2015 proposed ASU that defers for one year the effective date of the ASU 2014-09 for both public and nonpublic entities reporting under U.S. GAAP and allows early adoption as of the original effective date. We are currently in the process of evaluating the impact of this update.

EXHIBIT 99.2

3. PROPERTY, PLANT, AND EQUIPMENT, NET
Details of the net balance of property, plant, and equipment follow.

	Useful lives (In years)	March 31, 2015
		(Dollars in thousands)
Gathering systems and related equipment	30	$181,844
Construction in progress	n/a	14,578
Other	4-15	1,670
Total		198,092
Less: accumulated depreciation		6,178
Property, plant, and equipment, net		$191,914
We recognized depreciation expense of $1.5 million during the three months ended March 31, 2015 and $0.7 million during the three months ended March 31, 2014. Construction in progress is depreciated consistent with its applicable asset class once it is placed in service.

4. RIGHTS-OF-WAY
Details of the net balance of rights-of-way follow.

	March 31, 2015
	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
	(Dollars in thousands)
Rights-of-way	30	$12,224	$(417)	$11,807
We recognized amortization expense of $0.1 million during the three months ended March 31, 2015 and 2014. The estimated aggregate annual amortization of intangible assets expected to be recognized for the remainder of 2015 and each of the four succeeding fiscal years follows (in thousands).

Annual amortization
2015	$306
2016	408
2017	407
2018	407
2019	407

5. GOODWILL
We evaluate goodwill for impairment annually on September 30 and whenever events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. There have been no impairments of goodwill during either of the three-month periods ended March 31, 2015 or 2014.

6. OWNER'S NET INVESTMENT AND MEMBERSHIP INTERESTS
Summit Investments is the indirect sole owner of the membership interests in Meadowlark Midstream, the entity from which the assets that comprise Polar Midstream were carved out, and Epping. These membership interests give it the right to participate in distributions and to exercise the other rights or privileges available to it.
During 2015 and 2014, Summit Investments (i) incurred certain support expenses and capital expenditures on behalf of Polar Midstream and Epping and (ii) allocated unit-based compensation expense and interest expense to the Company. These transactions were assumed to have been settled in cash through membership interests as of March 31, 2015. Also during the three months ended March 31, 2015, the Company received cash advances from Summit Investments totaling $13.0 million and made cash advances to Summit Investments totaling $7.1 million.

EXHIBIT 99.2

During the three months ended March 31, 2014, the Company received cash advances from Summit Investments totaling $27.1 million and made cash advances to Summit Investments totaling $14.8 million.

7. CONCENTRATIONS OF RISK
Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable. We maintain our cash in bank deposit accounts that frequently exceed federally insured limits. We have not experienced any losses in such accounts and do not believe we are exposed to any significant risk.
Accounts receivable primarily comprise amounts due for the gathering services we provide to our customers. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers may be similarly affected by changes in economic, industry or other conditions. We monitor the creditworthiness of our counterparties and can require letters of credit for receivables from counterparties that are judged to have substandard credit, unless the credit risk can otherwise be mitigated.
Counterparties accounting for more than 10% of total revenues were as follows:

	Three months ended March 31,
	2015	2014
Revenue:
Counterparty A	51%	53%
Counterparty B	21%	47%
Counterparty C	18%	*
_________
* Counterparty did not exceed 10%.
Counterparties accounting for more than 10% of total accounts receivable were as follows:

March 31, 2015
Accounts receivable:
Counterparty A	60%
Counterparty B	24%
Counterparty C	10%

8. RELATED-PARTY TRANSACTIONS
General and Administrative Expense Allocation. Summit Investments does not receive a management fee or other compensation in connection with the management of our business. Rather, we are allocated certain expenses incurred on our behalf by Summit Investments and its affiliates, including, without limitation, certain operation and maintenance and general and administrative expenses necessary to run our business. Summit Investments determines in good faith the expenses that are allocable to us. During the three months ended March 31, 2015, Summit Investments allocated $1.0 million of operation and maintenance expenses and $1.1 million of general and administrative expenses to us. During the three months ended March 31, 2014, Summit Investments allocated $0.5 million of operation and maintenance expenses and $1.0 million of general and administrative expenses to us.
See Notes 6 and 10 for additional information.

9. COMMITMENTS AND CONTINGENCIES
Operating Leases. We and Summit Investments lease certain office space to support our operations. We have determined that our leases are operating leases. We recognize total rent expense incurred or allocated to us in general and administrative expenses. Rent expense related to operating leases, including rent expense incurred on our behalf and allocated to us was $69,000 during the three months ended March 31, 2015 and $28,000 during the three months ended March 31, 2014.
Future minimum lease payments for our operating leases are immaterial.

EXHIBIT 99.2

Legal Proceedings. The Company is involved in various litigation and administrative proceedings arising in the normal course of business. In the opinion of management, any liabilities that may result from these claims would not individually or in the aggregate have a material adverse effect on its financial position or results of operations.
Environmental Matters. Although we believe that we are in material compliance with applicable environmental regulations, the risk of costs and liabilities are inherent in pipeline ownership and operation. Furthermore, we can provide no assurances that significant costs and liabilities will not be incurred by the Company in the future. We are currently not aware of any material contingent liabilities that exist with respect to environmental matters.

10. DROP DOWN TRANSACTION
On May 6, 2015, Summit Investments, Polar Midstream and Epping entered into a contribution agreement (the "Contribution Agreement") with Summit Holdings pursuant to which Summit Investments agreed to contribute to an indirect wholly owned subsidiary of SMLP all of the issued and outstanding membership interests of Polar Midstream and Epping for a total cash consideration of $255.0 million, subject to customary purchase price adjustments (the "Polar Midstream and Epping Transaction").
In connection with entering into the Contribution Agreement, Summit Investments also granted Summit Holdings an option to acquire a crude oil transmission project under development (the "Stampede Lateral") for total cash consideration of $35.0 million, subject to customary purchase price adjustments. SMLP's ability to exercise the Stampede Lateral option was contingent on the achievement of certain project milestones. Those project milestones were met on May 13, 2015 and the Stampede Lateral option was exercised concurrent with the closing of the Polar Midstream and Epping Transaction on May 18, 2015. Prior to the option exercise, the Stampede Lateral was a development project of Meadowlark Midstream. Concurrent with the option exercise, the assets comprising the Stampede Lateral were carved out of Meadowlark Midstream, conveyed to Polar Midstream and, as such, included in the Polar and Divide Drop Down.
Long-Term Debt Guarantees Prior to the Polar and Divide Drop Down. A subsidiary of Summit Investments has credit facilities (collectively, the "Summit Investments credit facility") that are secured by the membership interests of and guaranteed by certain of its subsidiaries, including Polar Midstream and Epping. The assets of Polar Midstream and Epping were also pledged as collateral under the Summit Investments credit facility. In connection with the Polar and Divide Drop Down, Polar Midstream and Epping were removed as subsidiary guarantors and the pledge of their membership interests and assets was removed from the Summit Investments credit facility.
Long-Term Debt Guarantees Subsequent to the Polar and Divide Drop Down. Summit Holdings and Summit Midstream Finance Corp. ("Finance Corp." and together with Summit Holdings, the "Co-Issuers") have co-issued $600.0 million of senior notes, in two series of $300.0 million each. SMLP and all of its subsidiaries other than the Co-Issuers, including Polar Midstream and Epping, have fully and unconditionally and jointly and severally guaranteed the senior notes.

11. SUBSEQUENT EVENTS
In accordance with FASB Accounting Standards Codification 855, Subsequent Events, the Company has reviewed and updated subsequent events through July 24, 2015, the date the unaudited combined financial statements were issued. There were no other material subsequent events that required recognition or additional disclosure in the unaudited combined financial statements.